Exhibit 10.41

KELLWOOD COMPANY,

ISSUER

INDENTURE

DATED AS OF SEPTEMBER 30, 1997

THE CHASE MANHATTAN BANK,

TRUSTEE

PROVIDING FOR THE ISSUANCE OF

SENIOR DEBT SECURITIES IN SERIES

-i-

-ii-

-iii-

-iv-

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310 (a) (1)	7.10
(a) (2)	7.10
(a) (3)	N.A.
(a) (4)	N.A.
(b)	7.8, 7.10, 13.2
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.4
(b)	13.3
(c)	13.3
313 (a)	7.6
(b) (1)	N.A.
(b) (2)	7.6
(c)	7.6, 13.2
(d)	7.6
314 (a)	4.4, 13.2
(b)	N.A.
(c) (1)	13.4
(c) (2)	13.4
(c) (3)	N.A.
(d)	N.A.
(e)	13.5
(f)	N.A.
315 (a)	7.1(b)
(b)	7.5, 10.2
(c)	7.1(a)
(d)	7.1(c)
(e)	6.11
316 (a) (Last Sentence)	2.8
(a) (1) (A)	6.5
(a) (1) (B)	6.4
(a) (2)	N.A.
(b)	6.7
317 (a) (1)	6.8
(a) (2)	6.9
(b)	4.3
318 (a)	13.1

N.A. means not applicable.

-v-

INDENTURE dated as of September 30, 1997 between KELLWOOD COMPANY, a Delaware corporation (the “Company”), and The Chase Manhattan Bank, a New York banking corporation (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Securities issued hereunder:

ARTICLE I

DEFINITIONS AND INCORPORATION

BY REFERENCE

SECTION 1.1.	DEFINITIONS.

“Additional Amounts” means any additional amounts which are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders, or as otherwise specified in the terms of a Security established pursuant to Section 2.1, and which are owing to such Holders.

“Affiliate” shall mean another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such first Person. For the purposes of this definition, “control,” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. The Trustee may request and conclusively rely on an Officers’ Certificate to determine whether any Person is an Affiliate of the Company.

“Agent” shall mean any Registrar or Paying Agent or authenticating agent or co-registrar.

“Authorized Newspaper” means a newspaper printed in the official language of the country of publication and customarily published at least once a day on each Business Day in each calendar week and of general circulation in New York, New York or in any other place as required in this Indenture, whether or not such newspaper is published on Legal Holidays, or, with respect to the Securities of any series, such other newspapers as may be specified in or pursuant to the Board Resolution of the Company or supplement to this Indenture pursuant to which such series of Securities is issued. Whenever, under the provisions of this Indenture or such Board Resolution, two or more publications of a notice or other communication are required or permitted, such publications may be in the same or different newspapers. If, because of temporary or permanent suspension of publication or general circulation of any newspaper or for any other reason, it is impossible or impracticable to publish any notices required by this Indenture or a Board Resolution in the manner provided, then such publication in lieu thereof or such other notice as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Bankruptcy Law” shall mean Title 11, United States Code or any similar federal or state law for the relief of debtors.

“Bearer Security” means any security in the form established pursuant to Section 2.1 hereunder which is payable to bearer.

“Board” or “Board of Directors” shall mean the Board of Directors of the Company or any authorized committee of such Board.

“Board Resolution” means a copy of the resolutions certified by the Secretary or an Assistant Secretary of the Company as properly adopted by the Board of Directors of the Company and in full force and effect and delivered to the Trustee.

“Business Day” shall mean each day that is not a Legal Holiday.

“Capitalized Lease Obligation” shall mean an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, $.01 par value per share, of the Company.

“Company” shall mean Kellwood Company, a Delaware corporation, until a successor replaces it in accordance with Article V and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Company Request” or “Company Order” shall mean a written request or order signed in the name of the Company by any two of the following: the Chairman of the Board, the President, a Vice President, the Chief Financial Officer or the Treasurer thereof or any other officer specifically authorized to act by the Board of Directors of the Company, and delivered to the Trustee.

“Consolidated Net Worth” shall mean the excess of assets over liabilities of the Company and its consolidated Subsidiaries, plus Minority Interests, as determined from time to time in accordance with GAAP.

“consolidation” shall mean, with respect to any Person, the consolidation of the accounts of such Person if and to the extent the accounts of such Person and each of its Subsidiaries (or, if such Person is the Company, its Restricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP. The term “consolidated” shall have a similar meaning.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.2 or such other address as the Trustee may give to the Company.

“coupon” shall mean any interest coupon appertaining to a Bearer Security.

“Currency Agreement” shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency values.

“Default” shall mean any event that is, or after notice or passage of time or both would be, an Event of Default as defined in Section 6.1 of this Indenture.

“Depository” or “U.S. Depository” shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more global Securities, the Person designated as U.S. Depository pursuant to Section 2.1, which must be a clearing agency registered under the Exchange Act, and, if so provided pursuant to Section 2.1 with respect to the Securities of any series, any successor to such Person. If at any time there is more than one such Person, “Depository” or “U.S. Depository” shall mean, with respect to any series of Securities, the qualifying entity which has been appointed with respect to the Securities of that series.

“Eligible Obligations” shall mean obligations as a result of the deposit of which (along with the simultaneous deposit, if any, of money or U.S. Government Obligations or both) the Securities will be rated in the highest generic long-term debt rating category assigned by one or more nationally recognized rating agencies to debt with respect to which the issuer thereof has been released from its obligations to the same extent that the Company has been released from its obligations under this Indenture pursuant to the defeasance provision of this Indenture.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, consistently applied, that are applicable to the circumstances as of the date of determination; provided that, for purposes of calculating the Consolidated Net Worth of a Person (including all components thereof), “GAAP” shall mean such generally accepted accounting principles as described above in effect on the date of this Indenture.

“Holder,” “Securityholders” or “Holders of Securities” or other similar term shall mean, with respect to a Registered Security, the person in whose name a particular Security shall be registered on the books of the Registrar kept for that purpose in accordance with the terms hereof and, with respect to a Bearer Security or any coupon, the bearer thereof, and the word “majority,” used in connection with the term “Holder,” “Securityholders” or “Holder of Securities” or other similar term, shall signify the “majority in principal amount” whether or not so expressed.

“incur” shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” “incurrable,” and “incurring” shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

“Indebtedness” shall mean, with respect to any Person, at any date, any of the following, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, bond, debenture or similar instrument or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property; (ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction other than entered into in the ordinary course of business; (iv) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such indebtedness is assumed by such Person or is not otherwise such Person’s legal liability; provided, that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person’s legal liability in full, the amount of such indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such indebtedness secured by such Lien or the fair market value of the assets of the property securing such Lien; (v) all indebtedness of others (including all interest and dividends on any Indebtedness or preferred stock of any other Person for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; and (vi) obligations in respect of Currency Agreements and Interest Swap Obligations.

“Indenture” shall mean this Indenture as amended or supplemented from time to time.

“Interest Swap Obligations” shall mean the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax laws.

“Issue Date” shall mean the first date on which a Security is authenticated by the Trustee pursuant to this Indenture.

“Legal Holiday” shall mean a Saturday, a Sunday or a day on which banking institutions and trust companies in the City of New York or in a state where a Place of Payment is located are authorized or obligated by law, regulation or executive order to remain closed.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party or property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

“Maturity” when used with respect to any Security shall mean the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Minority Interest” shall mean any shares of stock of any class of a Subsidiary that are not owned by the Company or a Subsidiary.

“Officer” shall mean the Chairman of the Board of Directors, the Vice Chairman, the President, the Treasurer, any Assistant Treasurer, Controller, Secretary, Assistant Secretary, or any Vice President of the Company.

“Officers’ Certificate” shall mean, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person that shall comply with applicable provisions of this Indenture.

“Opinion of Counsel” shall mean an opinion in writing signed by a Person’s legal counsel (who may be an employee of or counsel to such Person or the Trustee) who is acceptable to the Trustee.

“Original Issue Discount Security” shall mean any Security which provides that an amount less than its principal amount is due and payable upon the acceleration of the maturity thereof after an Event of Default.

“Periodic Offering” shall mean an offering of Securities of a series from time to time the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the maturity or maturities thereof, the original issue date or dates thereof, the redemption provisions, if any, and any other terms specified as contemplated by Section 2.1 with respect thereto, are to be determined by the Company, or one or more of the Company’s agents designated in an Officers’ Certificate, upon the issuance of such Securities.

“Permitted Liens” shall mean, with respect to any Person:

(i) Liens existing on the Issue Date;

(ii) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries;

(iii) Liens in favor of the Company or any of its Restricted Subsidiaries;

(iv) Liens in favor of governmental bodies to secure progress or advance payments;

(v) Liens securing industrial revenue or pollution control bonds;

(vi) Liens on Property to secure Indebtedness incurred for the purpose of (i) financing all or any part of the purchase price of such Property incurred prior to, at the time of, or within 180 days after, the acquisition of such property or assets or (ii) financing all or any part of the cost of construction, improvement, development or expansion of any such Property;

(vii) Statutory liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(viii) Liens on current assets of Restricted Subsidiaries securing Indebtedness of such Restricted Subsidiaries; and

(ix) any extensions, substitutions, replacements or renewals in whole or in part of a Lien (an “existing Lien”) enumerated in clauses (i) through (viii) above; provided that the Lien may not extend beyond (A) the Property or Indebtedness subject to the existing Lien and (B) improvements and construction on such Property and the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien.

“Person” shall mean any individual, corporation, partnership, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Place of Payment” when used with respect to the Securities of any series, means the place or places where the principal of and interest and any Additional Amounts on the Securities of that series are payable as specified as provided pursuant to Section 2.1.

“principal” of a debt security (including the Securities) shall mean the principal of the security plus the premium, if any, payable on the security which is due or overdue or is to become due at the relevant time.

“Principal Property” shall mean any manufacturing plant or warehouse owned or leased by the Company or any Subsidiary whether owned or leased on the date hereof or hereafter, the gross book value of which exceeds one percent of Consolidated Net Worth, other than manufacturing plants and warehouses which the Board of Directors by resolution declares are not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and warehouses as to which such a declaration has been so made, is so declared by the Board of Directors to be not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Redemption Date” when used with respect to any Security to be redeemed shall mean the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” shall mean the amount payable for the redemption of any Security on the Redemption Date, and shall always include interest accrued and unpaid to the Redemption Date and any Additional Amounts payable with respect thereto, unless otherwise specifically provided.

“Registered Security” shall mean any Security registered on the books of the Registrar kept for that purpose in accordance with the terms hereof.

“Responsible Officer,” when used with respect to the Trustee, shall mean any officer in the corporate trust department of the Trustee or any officer of the Trustee customarily performing functions similar to those performed by any officer in the corporate trust department of the Trustee with respect to a particular corporate matter or any other officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” shall mean any Subsidiary which owns (i) a Principal Property or (ii) any trademark, trade name, brand name or license (collectively, “Intangible Property”), excluding any Intangible Property the use of which did not give rise to revenues in excess of $25 million during the Company’s most recently completed fiscal year.

“Securities” shall mean the debt securities, as amended or supplemented from time to time pursuant to this Indenture, that are issued under this Indenture.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stated Maturity,” when used with respect to any Security or any installment of interest thereon, shall mean the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” of any Person shall mean (i) any Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or other Person in which such Person or one or more of the Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

“TIA” or “Trust Indenture Act” shall mean the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as amended and as in effect on the date of this Indenture, except as provided in Sections 9.1 and 9.3 hereof.

“Transfer Agent” shall mean any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Securities.

“Trustee” shall mean the party named as such in this Indenture unless a successor replaces it pursuant to the provisions hereunder, and thereafter shall mean such successor.

“U.S. Government Obligations” shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt for any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

“Yield to Maturity” means the yield to maturity on a series of Securities at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

SECTION 12.	OTHER DEFINITIONS.

Term	Defined in Section

“Conversion Agent”	2.3

“Conversion Price”	12.4

“covenant defeasance option”	8.1

“Date of Conversion”	12.2

“Events of Default”	6.1

“Funded Debt”	4.8

“Last Sale Price”	12.3

“legal defeasance option”	8.1

“mandatory sinking fund payment”	11.1

“optional sinking fund payment”	11.1

“Paying Agent”	2.3

“Rights”	12.11

“Registrar”	2.3

“Sale/Leaseback Transaction”	4.8

“Securities Custodian”	2.3

“Surviving Entity”	5.1

“Trading Day”	12.3

“Value”	4.8

SECTION 1.3.	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company, any other obligor upon the Securities or any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

In addition, for purposes of Sections 311(b)(4) and 311(b)(6) of the TIA, the following terms shall have the following meanings:

“cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks’ or bankers’ acceptances and payable upon demand.

“self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 1.4.	RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural and words in the plural include the singular;

(5)	provisions apply to successive events and transactions; and

(6)	times of day shall refer to New York City time.

ARTICLE II

THE SECURITIES

SECTION 2.1.	TERMS AND FORMS.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series of Securities and shall bear the title, interest, if any, at the rates and from the dates, shall mature at the times, may be redeemable at the prices and upon the terms, shall be denominated and payable at the place or places and in the currency or currencies (which may be other than United

States dollars), including composite currencies, and shall contain or be subject to such other terms as shall be approved by or pursuant to a Board Resolution of the Company or in one or more supplements to this Indenture.

The Securities of each series hereunder shall be in one or more forms approved from time to time by or pursuant to a Board Resolution of the Company or in one or more supplements to this Indenture establishing the following:

(1)	the title or designation of the Securities and the series in which such Securities shall be included (which, unless such Securities constitute part of a series of Securities previously issued, shall distinguish the Securities of the series from all other Securities);

(2)	any limit upon the aggregate principal amount of the Securities of such title or the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.5, 2.6, 2.9 or 3.7);

(3)	whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both; any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series; and whether any Securities of the series are to be issuable initially in global form and, if so, (i) whether beneficial owners of interests in any such global Security may exchange such interest for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 2.9 and (ii) the name of the Depository or the U.S. Depository, as the case may be, with respect to any global Security;

(4)	the date as of which any Bearer Securities of the series and any temporary global Security representing outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(5)

if Securities of the series are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form (representing all of the outstanding Bearer Securities of the series) payable in respect of any date or dates prior to the exchange of such temporary Bearer Security for definitive Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such date or dates;

(6)	the date or dates on which the principal of such Securities is payable;

(7)	the rate or rates at which such Securities shall bear interest, if any, or the method in which such rate or rates are determined, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for Holders entitled to the interest payable on Registered Securities on any such date, whether and under what circumstances Additional Amounts on such Securities shall be payable and, if so, whether the Company has the option to redeem the affected Securities rather than pay such Additional Amounts, and the basis upon which interest shall be calculated if other than as otherwise provided in this Indenture;

(8)	the place or places, if any, in addition to or other than the City of New York, New York, where the principal of and interest on or Additional Amounts, if any, payable in respect of such Securities shall be payable;

(9)	the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

(10)	the obligation, if any, of the Company to redeem or purchase such Securities pursuant to a sinking fund, at the option of a Holder thereof or otherwise and the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities;

(11)	the denominations in which Registered Securities of the series, if any, shall be issuable, and the denominations in which Bearer Securities of the series, if any, shall be issuable, in either case if other than as otherwise provided in this Indenture;

(12)	if other than the principal amount thereof, the portion of the principal amount of such Securities which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

(13)	if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts,

the coin or currency, including composite currencies, in which payment of the principal of or interest, if any, and any Additional Amounts in respect of such Securities shall be payable and whether the Securities of the series may be discharged other than as provided in Article VIII;

(14)	if the principal of or interest, if any, and any Additional Amounts in respect of such Securities are to be payable, at the election of the Company or a Holder thereof, in a coin or currency, including composite currencies, other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(15)	if the amount of payments of principal of or interest, if any, or any Additional Amounts in respect of such Securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(16)	if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(17)	any terms which may be related to warrants issued by the Company in connection with, or for the purchase of, Securities of such series, including whether and under what circumstances the Securities of any series may be used toward the exercise price of any such warrants;

(18)	whether the Securities of the series are to be convertible into shares of common stock or other securities of the Company, and the conversion price, conversion period and any conversion provisions other than as provided in Article XII;

(19)	any other events of default or covenants with respect to Securities of such series; and

(20)	any other terms of such Securities (which terms shall not be inconsistent with the provisions of this Indenture).

If the form of the Security of any series is approved by or pursuant to a Board Resolution, an Officers’ Certificate delivered to the Trustee shall state that all conditions precedent relating to the authentication and delivery of such Security have been complied with and shall be accompanied by a copy of the Board Resolution by or pursuant to which the form of such Security have been complied with and shall be accompanied by a copy of the Board Resolution by or pursuant to which the form of such Security has been approved. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and the Trustee). Each Security shall be dated the date of its authentication. Each Security may contain any other terms as are not inconsistent with the provisions of this Indenture.

All Securities of any one series and coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as to denomination and the rate or rates of interest, if any, the time or times at which the principal thereof may be payable, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in the Officers’ Certificate hereinabove described or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

The Securities of each series may be issued as Registered Securities without coupons or, if provided by the terms of the instrument establishing such series of Securities, as Bearer Securities, with or without coupons and, in either case, may be issued initially, temporarily or permanently in global form (as provided in Section 2.10). Unless the form of a Security for a series provides otherwise, the Registered Securities shall be issued in denominations of $1,000 or integral multiples thereof and Bearer Securities shall be issuable in the denomination of $5,000.

Except as otherwise specified as contemplated by this Section 2.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

If any of the terms of the series are established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized officer or other authorized person on behalf of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth, or providing the manner for determining, the terms of the series.

With respect to Securities of a series subject to a Periodic Offering, such Board Resolution or Officer’s Certificate may provide general terms for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company, or one or more of the Company’s agents designated in an Officer’s Certificate, in accordance with a Company Order.

SECTION 2.2.	EXECUTION AND AUTHENTICATION.

Two Officers shall sign the Securities and the coupons for the Company by manual or facsimile signature. The Company’s seal may be reproduced on the Securities, but the Company’s seal shall not be required to be included on the Securities.

If an Officer whose signature is on a Security or coupon no longer holds that office at the time the Security is authenticated by the Trustee, the Security and coupon shall nevertheless be valid.

The aggregate principal amount of Securities outstanding hereunder at any time shall be unlimited except that such outstanding amount (exclusive of any premium) may not exceed the amount authorized from time to time by the Board of Directors of the Company and except as provided in Section 2.6. Upon receipt of a Company Order for the authentication and delivery of Securities of a series, the Trustee shall authenticate and deliver for original issue Securities of a series as to which an Officers’ Certificate of the Company or a supplemental indenture has been delivered to the Trustee pursuant to Section 2.1.

No Security or any coupon appertaining thereto shall be valid until the Trustee or the authenticating agent referred to below manually signs the certificate of authentication on the Security. Each Registered Security shall be dated the date of its authentication. Bearer Securities and any temporary Bearer Security in global form shall be dated as specified in the Officers’ Certificate of the Company or in the supplements to this Indenture contemplated by Section 2.1. The signature of the Trustee or the authenticating agent referred to below shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Except as permitted by Section 2.6, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.

The Trustee’s certificate of authentication shall be in the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

The Chase Manhattan Bank, as Trustee

By:
Authorized Officer

If the forms and terms of the Securities of the series and any related coupons have been established in or pursuant to one or more Officers’ Certificates as permitted by Section 2.1 and 2.2, in authenticating such Securities and accepting the additional responsibilities under this Indenture relating to such Securities the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon an Opinion of Counsel to the effect that:

(a) the form and terms of such Securities and coupons, if any, have been duly authorized and established pursuant to Sections 2.1 and 2.2 and comply with this Indenture, and

(b) such Securities, when authenticated and delivered by the Trustee and issued by the Company, and such coupons, if any, when issued by the Company, in the manner and subject to any conditions specified in such Opinion of Counsel will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions, provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series and that the Opinion of Counsel above may state:

(x) that the forms of such Securities have been, and the terms of such Securities (when established in accordance with such procedures as may be specified from time to time in a Company Order, all as contemplated by and in accordance with a Board Resolution or any Officers’ Certificate pursuant to Section 2.1, as the case may be) will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture; and

(y) that such Securities, together with the coupons, if any, appertaining thereto, when (1) executed by the Company, (2) completed, authenticated and delivered by the Trustee in accordance with this Indenture, and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Section 2.1 and this Section 2.2, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until it has received written notification that such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

SECTION 2.3	REGISTRAR, PAYING AGENT, CONVERSION AGENT, DEPOSITORY AND SECURITIES CUSTODIAN.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency including the office or agency maintained by the Company pursuant to Section 4.2 where Securities may be presented for payment (the “Paying Agent”) and, if applicable, an office or agency where the Securities may be presented for conversion (the “Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents or conversion agents. The term “Paying Agent” includes any additional paying agent, and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, Depository, Securities Custodian or co-registrar not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such agent and incorporate the terms of the TIA. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, if applicable, or Securities Custodian, if applicable, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent, Registrar, co-registrar or Transfer Agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities and the Trustee accepts such appointment.

SECTION 2.4.	SECURITYHOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders. The Company and the Trustee shall otherwise comply with TIA Section 312(a).

SECTION 2.5.	TRANSFER, REGISTRATION AND EXCHANGE.

When a Registered Security is presented at an office or agency maintained for that series pursuant to Section 4.2 in proper form for registration of transfer with a request to register a transfer, the Registrar or co-registrar at that office shall register the transfer as requested.

At the option of the Securityholder, Registered Securities of any series may be exchanged upon surrender to the Registrar or a co-registrar for Registered Securities of the same series of like aggregate principal amount, stated maturity and tenor and of other authorized denominations upon surrender at any office or agency maintained for that series pursuant to Section 4.2.

If so provided with respect to Securities of a series, at the option of the Holder, Bearer Securities of any such series may be exchanged for Registered Securities of the same series containing identical terms and provisions, of any authorized denominations and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any office or agency maintained for that series pursuant to Section 4.2, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent for that series harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent for that series any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that except as otherwise provided in Section 4.2, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency maintained for that series pursuant to Section 4.2 in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on any record date for the payment of interest and any Additional Amounts thereon and before the opening of business at such office or agency on the relevant payment date therefor, such Bearer Security shall be surrendered without the coupon relating to such payment date or proposed date of payment, as the case may be (or if such coupon is so surrendered with such Bearer Security, such coupon shall be returned to the person so surrendering the Bearer Security), and interest will not be payable on such payment date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Registrar or co-registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-registrar’s request.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 2.1, any global Security shall be exchangeable only if (i) the Depository or U.S. Depository, as applicable, is at any time unwilling, unable or ineligible to continue as Securities Depository and a successor Depository, or U.S. Depository as applicable, is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities. If the beneficial owners of interests in a global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of any authorized form and denomination, as specified as contemplated by Section 2.1, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Securities shall be surrendered from time to time by the U.S. Depository or such other Depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such other Depository, as the case may be, which instructions shall be in writing but need not be accompanied by an Officers’ Certificate of the Company or an Opinion of Counsel, as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities of the same series without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged which shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof (unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as specified as contemplated by Section 2.1); provided, however, that no such exchanges may occur (a) for a period of 15 days next preceding the 15th day of any selection of Securities of that series to be redeemed pursuant to Section 3.3, or to exchange any Securities of a series selected, called or being called for redemption in whole or in part except in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed; and provided, further, that (unless otherwise specified as contemplated by Section 2.1) no Bearer Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to the U S. Depository or such other Depository referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs on any record date for the payment of interest or any Additional Amounts thereon, and before the opening of business at such office or agency on the relevant payment date therefor, interest and any Additional Amounts in respect of such Registered Security will not be payable on such payment date, but will be payable on such payment date only to the Person to whom interest or any Additional Amounts in respect of such portion of such global Security is payable in accordance with the provisions of this Indenture.

No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.9 or 9.5 not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of, or exchange any Securities of any series for a period of 15 days next preceding the day of any selection of Securities of such series to be redeemed pursuant to Section 3.3, or (b) to register the transfer of or exchange any Securities of any series selected, called or being called for redemption in whole or in part except, in the case of any Registered Security to be redeemed in part, the portion thereof not so to be redeemed or (c) to exchange any Bearer Security so selected for redemption except, to the extent provided with respect to Securities of a series, that such a Bearer Security may be exchanged for a Registered Security of that series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities endorsed thereon surrendered upon such registration of transfer or exchange.

SECTION 2.6.	REPLACEMENT SECURITIES.

If the Holder of a mutilated or defaced Security or a Security with a mutilated or defaced coupon appertaining to it surrenders such Security to the Trustee or if the Holder of a Security presents evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of the Security or the destruction, loss or theft of a coupon and surrenders the Security to which such coupon appertains with all appurtenant coupons not so lost, stolen or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series and of like tenor, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security, if the requirements set forth in the next succeeding paragraph are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security or coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security or coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security or coupon); provided, however, that the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or coupon and of the ownership thereof.

Every substitute Security of any series, with coupons, if any, issued pursuant to the provisions of this Section 2.6 by virtue of the fact that any Security is destroyed, lost or stolen or that a coupon appertaining to it is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by the law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.7.	OUTSTANDING SECURITIES.

The Securities of any series outstanding at any time are all the Securities of such series authenticated and delivered by the Trustee except for those cancelled by it, those delivered to it for cancellation, those described in this Section as not outstanding and in the case of any global Securities, the principal amount by which such global Securities have been reduced by the Trustee or the Securities custodian in accordance with this Indenture.

If any Security is replaced or paid pursuant to Section 2.6, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.1 or 8.1, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities of a particular series (or portions thereof) to be redeemed or maturing, as the case may be (and in the case of any Security which is to be redeemed prior to the Maturity thereof, notice of such redemption has been duly given or provision satisfactory to the Trustee has been made for giving such notice), and the Paying Agent is not prohibited from paying such money to Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities of that series (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

If any Security is canceled by the Trustee or delivered to the Trustee for cancellation, it ceases to be outstanding and interest on it ceases to accrue.

A Security of any series does not cease to be outstanding because the Company or an Affiliate holds such Security, except as otherwise provided in Section 2.8 hereof.

In determining whether the Holders of the requisite principal amount of outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.1 and (ii) the principal amount of a Security denominated in a foreign currency or currencies, of the principal amount (or, in the case of an Original Issue Discount Security, the United States dollar equivalent, determined pursuant to Section 13.15, of such Security of the amount determined as provided in (i) above) of such Security.

SECTION 2.8.	TREASURY SECURITIES.

In determining whether the Holders of the required principal amount of Securities (in the aggregate or with respect to a particular series, in each case only as expressly provided herein) have concurred in any direction, waiver or consent, any Securities owned by the Company or an Affiliate shall be disregarded (including for purposes of determining the outstanding principal amount of Securities or any series of Securities) except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.9.	TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of the written order of the Company signed by two Officers. Temporary Securities and, if Bearer Securities, temporary coupons shall be substantially in the form of definitive Securities and, if Bearer Securities, definitive coupons, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.10.	SECURITIES IN GLOBAL FORM.

If Securities of a series are issuable in global form, any such Security may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount or changes in the rights of Holders, of outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein.

SECTION 2.11.	CANCELLATION.

The Company at any time may deliver Securities or coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment and any coupons surrendered for payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and all coupons surrendered for payment and shall destroy cancelled Securities in accordance with the usual destruction procedures of the Trustee and deliver evidence of such destruction to the Company, unless the Company directs the Trustee to return such cancelled Securities to the Company by written order signed by two Officers. The Company may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.	DEFAULTED INTEREST.

If the Company defaults in a payment of interest or any Additional Amounts on any series of Registered Securities, and so long as the Trustee deems the following procedure practicable, the Company shall pay the defaulted interest and any Additional Amounts to Persons who are Holders of Registered Securities of such series on a subsequent special record date in the following manner. The Company shall fix the special record date (which shall be at least five days before the payment date) for the payment of such defaulted interest and any Additional Amounts on such Securities and the payment date for such defaulted interest. At least 15 days before the special record date, the Company (or the Trustee) shall mail each Holder of Registered Securities a notice that states the special record date, the payment date and the amount of defaulted interest and any Additional Amounts to be paid, provided the Company has made arrangements satisfactory to the Trustee for payment of the aggregate amount to be paid on such payment date. On such payment date the Trustee shall pay out of funds provided by the Company such defaulted interest and any Additional Amounts. In case a Bearer Security of any series is surrendered at the office or agency of the Company maintained pursuant to Section 4.2 in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any special record date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest and any Additional Amounts, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and defaulted interest and any Additional

Amounts will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon on or after such payment date in accordance with the provisions of this Indenture. The Company may pay defaulted interest and any Additional Amounts in any other lawful manner.

SECTION 2.13.	PERSONS DEEMED OWNERS.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any Agent may deem and treat the Person in whose name any Security shall be registered upon the register of Securities kept by the Registrar as the absolute owner of such Registered Security (whether or not such Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any Registrar or co-registrar) for the purpose of receiving payments of principal of, interest on or any Additional Amounts payable with respect to such Registered Security and for all other purposes whatsoever and neither the Company, the Trustee nor any Agent shall be affected by any notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

ARTICLE III

REDEMPTION

SECTION 3.1.	APPLICABILITY OF ARTICLE.

This Article shall apply to the Securities of each series, if any, that by their terms are subject to redemption at the option of the Company or pursuant to the operation of a sinking fund or otherwise are required to be redeemed pursuant to the terms of the Securities. If the terms of any Security shall conflict with any provision of this Article III, the terms of such Security shall govern.

SECTION 3.2.	NOTICES TO TRUSTEE.

If the Company elects to redeem Securities pursuant to the optional redemption provisions, if any, set forth in such Securities, it shall furnish to the Trustee an Officers’ Certificate setting forth the paragraph of the Securities of the applicable series pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

If Securities of any series by their terms are redeemable pursuant to the operation of a sinking fund or pursuant to another mandatory redemption provision of the Securities, the Company shall notify the Trustee by an Officers’ Certificate of the amount of the next sinking fund payment or amount required to satisfy such mandatory redemption payment and the portion of such payment which is to be satisfied by delivering and crediting Securities of the same series pursuant to Section 3.6.

If the Company elects to reduce pursuant to the terms of such Securities the principal amount of Securities to be redeemed, it shall notify the Trustee by Officers’ Certificate of the amount of the reduction and the basis for it. If the Company elects to credit against any such redemption Securities of the same series it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with such Officers’ Certificate.

The Company shall give each notice or Officers’ Certificate provided for in this Section at least 45 days (unless a shorter period shall be satisfactory to the Trustee or a longer period required by Section 3.4) but not more than 60 days before the applicable Redemption Date.

If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Securities held by each Holder.

SECTION 3.3.	SELECTION OF SECURITIES TO BE REDEEMED.

If less than all of the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Securities of a series to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.4.	NOTICE OF REDEMPTION.

The Company shall give notice of a redemption at least 30 days but not more than 60 days before the Redemption Date, with respect to Registered Securities, by mailing a notice of redemption to each Holder of Registered Securities of such series to be redeemed at such Holder’s address as it appears on the Securities register maintained by the Registrar and, with respect to Bearer Securities, by publishing in an Authorized Newspaper notice of such redemption on two separate days.

The notice shall identify the Securities to be redeemed and shall state:

(1)	the Redemption Date;

(2)	the Redemption Price;

(3)	the name and address of the Paying Agent;

(4)	that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5)	the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

(6)	that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities to be redeemed;

(7)	if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities of the same series in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

(8)	if less than all of the Securities of a series are to be redeemed, the identification of the particular Securities of such series (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities of such series to be redeemed and the aggregate principal amount of Securities of such series estimated to be outstanding after such partial redemption; and

(9)	the CUSIP number, if any. The Trustee shall not be responsible for the correctness or accuracy of any such CUSIP number.

At the Company’s request, the Trustee shall give the notice of redemption in the name and at the expense of the Company. In such event, the Company shall provide the Trustee with the information required by this Section and shall provide notice of such redemption to the Trustee at least 45 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Trustee). If such notice is given by the Company, the Company shall provide a copy of such notice given to the Holders to the Trustee and any Paying Agent at least 2 days prior to the date such notice is given to such Holders, but in any event at least 15 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

SECTION 3.5.	EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed, Securities of the series called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date and any Additional Amounts with respect thereto; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable, in the case of Bearer Securities, to bearers of the coupons for such interest and Additional Amounts upon surrender thereof and, in the case of Registered Securities, to the Holders of such series of Securities, registered as such, at the close of business on the relevant record date for the payment of such installment of interest and Additional Amounts.

Notice of redemption shall be deemed to be given when mailed or published, as the case may be, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Securities.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of each missing coupon or coupons may be waived by the Company and the Trustee if there shall be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent for such Security harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent for such Security any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest (and any Additional Amounts) represented by coupons shall be payable only upon presentation and surrender of these coupons at an office or agency located outside of the United States except as otherwise provided in Section 4.2.

SECTION 3.6.	DEPOSIT OF REDEMPTION PRICE.

On or prior to the Redemption Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or if the Company or a Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust, as provided herein) in immediately available funds money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Securities to be redeemed on that date.

If the Company complies with the preceding paragraph, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the Redemption Date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities for the applicable series.

If any Security by its terms permits any sinking fund payment obligation to be satisfied by delivering and crediting Securities, the Company shall deliver such Securities to the Trustee for crediting against such payment obligation in accordance with the terms of such Securities and this Indenture.

SECTION 3.7.	SECURITIES REDEEMED IN PART.

Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

If a Security in global form is surrendered upon redemption in part, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depository or other Depository for such Security in global form as shall be specified in the Company Order to the Trustee with respect thereto, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

ARTICLE IV

COVENANTS

Subject to the provisions of Section 8.1, so long as Securities are outstanding hereunder, the Company covenants for the benefit of the Securityholders that:

SECTION 4.1.	PAYMENT OF SECURITIES.

The Company will punctually pay the principal of, interest and Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Securities, any coupons appertaining thereto and this Indenture. Principal, interest and any Additional Amounts shall be considered paid on the date due if the Paying Agent (other than the Company or any of its Subsidiaries) holds on that date money sufficient to pay all principal, interest and any Additional Amounts then due.

Any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before their maturity, in respect of the principal of such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

The Company shall pay interest on overdue principal and, to the extent lawful, interest on overdue installments of interest or Additional Amounts, if any, at the rate borne by such Securities.

In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any record date established to determine the Person to whom interest or any Additional Amounts are payable on the next following interest payment date therefor and before the opening of business (at such office or agency) on such interest payment date, such Bearer Security shall be surrendered without the coupon relating to such interest payment date, and interest will not be payable on such interest payment date in respect of the Registered Security issued in exchange of such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

SECTION 4.2.	MAINTENANCE OF OFFICE OR AGENCY FOR NOTICES AND DEMANDS.

The Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

If Securities of a series are issuable as Bearer Securities, the Company shall maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series that is located outside the United States where Securities of such series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of such series); provided, however, that if the Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other city so required located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series) at the place specified for that purpose pursuant to Section 2.1.

Except as otherwise provided in the form of Bearer Security of any particular series pursuant to the provisions of this Indenture, no payment of principal or interest or Additional Amounts on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, payment of principal of and interest in U.S. dollars (including Additional Amounts payable in respect thereof) on any Bearer Security may be made at the office of the Paying Agent in the City of New York, State of New York if (but only if) payment of the full amount of such principal, interest or Additional Amounts at all offices outside the United States maintained for that purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.3.	MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, or interest or Additional Amounts on, any of the Securities of that series, segregate and hold in trust for the benefit of the Person entitled thereto a sum sufficient to pay the principal or interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of, or interest or Additional

Amounts on, any Securities of that series, deposit with any Paying Agent a sum sufficient to pay the principal or interest and Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, interest or Additional Amounts, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1)	hold all sums held by it for the payment of the principal of or interest or any Additional Amounts on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)	give the Trustee notice of any Default by the Company in the making of any payment of principal or interest or any Additional Amounts on the Securities of that series; and

(3)	at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Except as otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest or any Additional Amounts on any Security of any series and remaining unclaimed for two years after such principal or interest has or Additional Amounts have become due and payable shall be paid to the Company upon receipt of a Company Order to that effect or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, or to be mailed to Holders of Registered Securities, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 4.4.	COMMISSION REPORTS; REPORTS TO TRUSTEE; REPORTS TO HOLDERS.

So long as any Security is outstanding, the Company will:

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act (or copies of such portions thereof as may be prescribed by the Commission by rules and regulations); or, if the Company is not required to file with the Commission information, documents or reports pursuant to either Section 13 or Section 15(d) of the Exchange Act, then the Company will file with the Trustee and mail to the Holders of the Securities, as the names and addresses of such Holders appear upon the register of Securities, (i) annual reports containing the information required by the Exchange Act to be contained in an Annual Report on Form 10-K, (ii) quarterly reports containing the information required by the Exchange Act to be contained in a Quarterly Report on Form 10-Q and (iii) promptly after the occurrence of an event required to be therein reported, such other reports containing information required by the Exchange Act to be contained in a Current Report on Form 8-K;

(b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Sections 13.4 and 13.5, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants; and

(c) mail to the Holders of the Registered Securities, as the names and addresses of such Holders appear upon the register of Securities, in the manner and to the extent provided in Section 7.6, such additional summaries of any information, documents and reports required to be filed with the Trustee pursuant to the provisions of paragraphs (a) and (b) of this Section 4.4 as may be required to be provided to such Holders by the rules and regulations of the Commission under the provisions of the TIA.

SECTION 4.5.	COMPLIANCE CERTIFICATES.

Within 60 days after the close of each fiscal year of the Company ending after the date hereof, the Company shall deliver to the Trustee a statement signed by the Chairman of its Board of Directors, or its Vice Chairman or its President or any Vice President and by the

Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company (provided that one of such signatories shall be the Company’s principal executive officer, principal financial officer or principal accounting officer), stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally obtain knowledge of any Default by the Company and whether or not they have obtained knowledge of any such Default, and, if so, specifying each such Default of which the signers have knowledge and the nature thereof and what action the Company is taking or proposes to take with respect thereto. The Company shall also comply with TIA Section 314(a)(4).

SECTION 4.6.	CORPORATE EXISTENCE.

Subject to Article V, the Company will do or cause to be done all things necessary to and will cause each of its Restricted Subsidiaries to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such material right or franchise or the corporate existence of any of its Subsidiaries if (a) the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and (b) the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

SECTION 4.7. LIMITATION ON LIENS.

Subject to Article VIII (to the extent they are applicable to the Securities of any series) the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any shares of stock or debt of any Restricted Subsidiary now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien, except for Permitted Liens.

The covenant contained in this section will be subject to the provision for exempted indebtedness in Section 4.9.

SECTION 4.8.	LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS.

Subject to Article VIII (to the extent they are applicable to the Securities of any series), the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired), except for temporary leases for a term, including any renewal, of not more than five years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (hereinafter, a “Sale and Lease-Back Transaction”), unless either (i) the Company or such Restricted Subsidiary would be entitled, in accordance with the provisions of Section 4.7 (other than provisions with respect to exempted Indebtedness), to incur Indebtedness secured by a lien on such property without equally and ratably securing the Securities, or (ii) the Company within 180 days after the effective date of the Sale and Lease-Back Transaction applies an amount equal to the Value of such transaction to the voluntary retirement of its Funded Debt. For the purposes of this Article, “Value” shall mean an amount equal to the greater of the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction, or the fair value in the opinion of the Board of Directors of the leased property at the time of entering into such Sale and Lease-Back Transaction. For the purposes of this Article, “Funded Debt” shall mean indebtedness (including Securities) maturing by the terms thereof more than one year after the original creation thereof.

The covenant contained in this Section will be subject to the provision for exempted indebtedness in Section 4.9.

SECTION 4.9.	EXEMPTED INDEBTEDNESS.

Notwithstanding the provisions contained in Sections 4.7 and 4.8, the Company and its Restricted Subsidiaries may issue, assume, suffer to exist or guarantee Indebtedness secured by a lien which would otherwise be subject to the limitation of Section 4.7, without securing the Securities, or may enter into Sale and Lease-Back Transactions which would otherwise be subject to the limitation of Section 4.8, without retiring Funded Debt, or enter into a combination of such transactions, if the sum of (i) the principal amount of all such Indebtedness incurred after the date hereof, and which would otherwise be or have been prohibited by the limitations of Section 4.7 or 4.8 and (ii) the aggregate Value of all such Sale and Lease-Back Transactions after the date hereof does not at any such time exceed 10% of the consolidated total assets of the Company and its consolidated Subsidiaries as shown in the audited consolidated balance sheet contained in the latest annual report to the shareholders of the Company.

SECTION 4.10.	WAIVER OF STAY; EXTENSION OF USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on or any Additional Amounts payable with respect to the Securities as contemplated herein or in the Securities, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE V

SUCCESSORS

SECTION 5.1.	WHEN COMPANY MAY MERGE, ETC.

The Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets in one transaction or a series of related transactions or assign any of its obligations under this Indenture or the Securities to, any Person unless:

(a) the entity formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall have been made (the “Surviving Entity”), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(b) the Surviving Entity assumes by a supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Securities and this Indenture; and

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.2.	SUCCESSOR CORPORATION SUBSTITUTED.

Upon any consolidation or merger or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Securities in accordance with Section 5.1, the Surviving Entity shall succeed to, and may be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation has been named as the Company herein, and, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1	EVENTS OF DEFAULT.

“Event of Default” is hereby defined for all purposes of this Indenture and with respect to any series of Securities (except where the term is otherwise defined for specific purposes) as any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company defaults in the payment of any installment of interest on or any Additional Amounts payable in respect of any Security of that series when and as the same shall become due and payable and such failure continues for a period of 30 days;

(b) the Company defaults in the payment of the principal of any Security of that series when and as the same shall become due and payable at Stated Maturity, upon redemption or otherwise;

(c) the Company fails to perform or observe any of its other covenants, conditions or agreements in this Indenture or in the Securities (other than a covenant, condition or agreement a Default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and such failure continues for a period of 90 days after the date on which written notice of such Default has been given to the Company by the Trustee or to the Company and to the Trustee by the Holders of not less than 25% of the principal amount of the Securities of that series then outstanding under this Indenture;

(d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Subsidiaries or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(e) the commencement by the Company or any of its Subsidiaries of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Subsidiaries to the entry of a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Subsidiaries, or the filing by the Company or any of its Subsidiaries of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company or any of its Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Subsidiaries or of any substantial part of their property, or the making by the Company or any of its Subsidiaries of an assignment for the benefit of creditors, or the admission by the Company or any of its Subsidiaries in writing of their inability to pay their debts generally as they become due, or the taking of corporate action by the Company or any of its Subsidiaries in furtherance of any such action.

The Company must furnish to the Trustee a statement, detailing any Defaults of which it is aware, within 5 days of becoming aware of the occurrence of any Default.

SECTION 6.2.	ACCELERATION.

If an Event of Default specified in Section 6.1(d) or (e) shall occur and be continuing, then the principal of (or, with respect to a series of Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series), and any accrued and unpaid interest on and any Additional Amounts payable in respect of the Securities shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Securityholder. If one or more Events of Default specified in Sections 6.1(a) through (c) with respect to any series of Securities at the time outstanding shall occur and be continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Securities of that series then outstanding, by notice in writing to the Company and the Trustee, may declare due and payable, if not already due and payable, the principal of (or, with respect to a series of Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) plus any accrued interest on and any Additional Amounts payable in respect of all of the Securities of that series; and upon any such declaration all such amounts upon such Securities shall become and be immediately due and payable, anything in this Indenture or in the Securities to the contrary notwithstanding. This provision is subject to the condition that if, after any declaration of acceleration and before Stated Maturity of the principal with respect to Securities of any series, all arrears of interest and any Additional Amounts and the expenses of the Trustee, its agents or counsel shall be paid by or for the account of the Company, and all Defaults (other than the payment of principal that has been declared due and payable) have been cured to the satisfaction of the Trustee, then the Trustee shall, upon the written request of the Holders of a majority in principal amount of the Securities of that series, waive such Default and rescind or annul the declaration of acceleration; but no such waiver or rescission or annulment shall extend to or affect any subsequent Default, or impair any right consequent thereon.

SECTION 6.3.	OTHER REMEDIES.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest on or any Additional Amounts payable in respect of the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding.

A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon any Event of Default shall not impair any such right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4.	WAIVER OF PAST DEFAULTS.

Provided the applicable series of Securities shall not then be due and payable by reason of a declaration pursuant to Section 6.2, the Holders of a majority in principal amount of the Securities of any series at the time outstanding may on behalf of the Holders of all the Securities of such series waive any past Default hereunder with respect to such series and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (i) in the payment of interest on, any Additional Amounts payable in respect of or the principal of any Security of such series or (ii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each outstanding Security of such series affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.5.	CONTROL BY MAJORITY.

The Holders of a majority in principal amount of the Securities then outstanding of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any power or trust conferred upon the Trustee under this Indenture with respect to the Securities of such series; provided, however, that subject to the provisions of Sections 7.1 and 7.2, the Trustee shall have the right to decline to follow any such direction if the Trustee, advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall by Responsible Officers determine that the action or proceeding so directed would involve the Trustee in liability or that the Trustee is not satisfactorily indemnified from the costs thereof.

SECTION 6.6.	LIMITATION ON SUITS BY HOLDERS.

No Holder of any Security of any series or any coupon appertaining thereto shall have the right to pursue a remedy with respect to this Indenture or the Securities unless:

(1)	such Holder gives to the Trustee notice of a continuing Event of Default with respect to Securities of that series;

(2)	the Holders of at least a majority in principal amount of the Securities of that series make a request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense; and

(4)	the Trustee does not comply with the request within 30 days after receipt of the request and the offer of security or indemnity.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.7.	RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security or coupon to receive payment of principal of, interest on and any Additional Amounts payable with respect to the Security or coupon, on or after the respective due dates expressed in the Security or coupon, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8.	COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, interest and any Additional Amounts remaining unpaid, together with interest on overdue principal and, to the extent lawful, interest on overdue installments of interest and any Additional Amounts, in each case at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7.

SECTION 6.9.	TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and the Trustee shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute it, and any trustee, receiver, liquidator, custodian or other similar official in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of any claim of any Securityholder in such proceeding.

SECTION 6.10.	APPLICATION OF MONEY COLLECTED.

Any money or property collected by the Trustee with respect to any series of the Securities under this Article VI shall be paid out by the Trustee in the following order and, in the case of the distribution of moneys on account of principal, interest or any Additional Amounts, upon presentation of such Securities and coupons appertaining to such Securities in respect of which monies have been collected (except that the Trustee may waive presentation of Registered Securities when interest alone is to be paid), and stamping thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses of collection, and reasonable compensation to the Trustee, its agents and counsel, and of all other expenses, losses, and liabilities incurred, and all advances made, by the Trustee including but not limited to all amounts due to the Trustee under section 7.7 except as a result of its negligence or bad faith;

SECOND: In case the principal of the outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest on and any Additional Amounts Payable with respect to such Securities, in the order of the maturity of the installments of such interest and Additional Amounts, with interest, to the extent lawful, upon the overdue installments of interest and Additional Amounts at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preferences;

THIRD: In case the principal of the outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Securities for principal, interest and any Additional Amounts, with interest at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities on the overdue principal, and, to the extent lawful, on the overdue installments of interest and Additional Amounts; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal, interest and any Additional Amounts, ratably, without preference or priority of any kind, to the aggregate of such principal and accrued and unpaid interest and Additional Amounts; and

FOURTH: In case the Trustee shall retain possession of any funds after all obligations of the Company hereunder have been fully paid and satisfied, such funds shall be paid to the Company, its successors or assigns.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11.	UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit instituted by the Trustee, a suit instituted by a Holder pursuant to Section 6.7 or a suit instituted by Holders of more than 10% in principal amount of the Securities then outstanding. This Section 6.11 shall be in lieu of section 315(c) of the TIA and said section 315(c) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.12.	DISCONTINUANCE OR ABANDONMENT OF PROCEEDINGS.

If the Trustee or any Holder shall have proceeded to enforce any right under this Indenture, and such proceedings shall have been discontinued or abandoned because of waiver, or for any other reason, or shall have been determined adversely to the Trustee or such Holder, then, and in any such case, the Company and the Trustee and such Holder or Holders shall each be restored to its former position and rights hereunder, and all rights, remedies and powers of the Trustee and the Holders shall continue as though no such proceedings had been taken.

ARTICLE VII

TRUSTEE

SECTION 7.1.	DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee, subject to paragraph (e) below, shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to determine the maximum interest rate permissible under applicable law.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.2.	RIGHTS OF TRUSTEE.

(a) The Trustee may rely on and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it hereunder; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.3	INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4	TRUSTEE’S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the sale of the Securities; and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.5	NOTICE OF DEFAULTS.

If a Default occurs with respect to Securities of any series and is continuing and if it is known to the Trustee, the Trustee shall give to each Securityholder of such series a notice of the Default within 90 days after it occurs in the manner and to the extent provided in TIA 313(c), and otherwise as provided in Section 13.2 hereof. Except in the case of a Default in payment of the principal of, interest on and any Additional Amount payable with respect to any Security (including payments pursuant to a redemption or repurchase of the Securities pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders.

The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) a Default under Section 6.1(a) or (b) so long as the Trustee is Paying Agent or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer charged with the administration of this Indenture shall have obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other documents furnished under Section 4.4 of this Indenture, which reports and documents the Trustee shall have no duty to examine.

SECTION 7.6	REPORTS BY TRUSTEE TO HOLDERS.

Within 60 days after each January 1 beginning with the January 1 following the date of this Indenture, the Trustee shall mail to each Holder of a Registered Security a brief report dated as of such reporting date if required by, and in compliance with, TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

SECTION 7.7	COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing from time to time between the Company and the Trustee for all services rendered by it hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by the Trustee in accordance with any provision of this Indenture. Such expenses shall include the reasonable compensation and the disbursements, advances and expenses of the Trustee’s agents and counsel, except to the extent any such disbursement, advance or expense may be attributable to its negligence or bad faith.

The Company shall indemnify the Trustee and its directors, officers, agents and employees against any and all loss, liability, damage, claim or expense (including attorneys’ fees and expenses) incurred by it or such officer, director, agent or employee in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph.

The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of, interest on or any Additional Amounts payable with respect to particular Securities. The Company’s payment obligations pursuant to this Section 7.7 shall survive the resignation or replacement of the Trustee and any discharge or defeasance under Sections 8.1 and 8.2.

When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.1(d) or (e), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8	REPLACEMENT OF TRUSTEE.

The Trustee may resign at any time by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.10;

(b)	the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

SECTION 7.9	SUCCESSOR TRUSTEE BY MERGER.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

SECTION 7.10	ELIGIBILITY; DISQUALIFICATION.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.11	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1	DISCHARGE OF INDENTURE; DEFEASANCE.

(a) This Indenture shall cease to be of further effect with respect to a series of Securities (except that the Company’s obligations under Section 7.7 and the Trustee’s and Paying Agent’s obligations under Section 8.4 shall survive) when (a) all outstanding Securities of such series theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities which have been replaced or paid pursuant to Section 2.6) to the Trustee for cancellation and (b) the Company has paid all sums payable hereunder.

(b) Subject to Sections 8.1(c), 8.2 and 8.5, the Company at any time may terminate (i) all its obligations under the Securities of any series and this Indenture with respect to such series of Securities (“legal defeasance option”) or (ii) its obligations under Article IV (except those obligations set forth in Sections 4.1, 4.2 and 4.10 thereof) with respect to any series of Securities (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities of the applicable series may not be accelerated because of an Event of Default.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 7.7, 8.4 and 8.5 and Article XI and Article XII shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.7 and 8.4 shall survive.

SECTION 8.2	CONDITIONS TO DEFEASANCE.

The Company may exercise its legal defeasance option or its covenant defeasance option with respect to a series of Securities only if the following conditions are satisfied:

(a) the Company has irrevocably deposited or caused to be deposited in trust for the benefit of the Holders of such series with the Trustee or a Paying Agent or a trustee satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, (i) money in an amount or Eligible Obligations sufficient, or (ii) U.S. Government Obligations or Eligible Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or (iii) any combination thereof in an amount sufficient, to pay the principal of, interest on and any Additional Amounts payable with respect to the outstanding Securities of such series on the dates such installments are due to redemption or Stated Maturity, (b) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations or Eligible Obligations to the Trustee and (c) the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government Obligations or Eligible Obligations in accordance with the terms of this Indenture and the terms of the Securities of such series to the payment of principal of, interest on and any Additional Amounts payable with respect to the Securities of such series;

(b) such deposit described in clause (1) of this Section 8.2 will not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(c) no Default or Event of Default shall have occurred and be continuing (i) as of the date of such deposit or (ii) insofar as Sections 6.1(d) and 6.1(e) are concerned at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (ii) is a condition subsequent and shall not be deemed satisfied until the expiration of such period);

(d) the Company has paid or caused to be paid all sums currently due and payable by the Company hereunder and under the Securities with respect to such series including but not limited to all amounts due under section 7.7;

(e) such defeasance shall not cause or permit any Securities then listed on any national securities exchange to be delisted;

(f) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the termination by the Company of its obligations as provided in this Section 8.2 have been complied with;

(g) in the case of the legal defeasance option, the Company has delivered to the Trustee either (i) a ruling received from the Internal Revenue Service to the effect that, or (ii)

an Opinion of Counsel by recognized counsel who is not an employee of the Company stating that, since the date first set forth hereinabove, there has been a change in the applicable federal income tax law, and based upon either case (i) or (ii) such Opinion of Counsel shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its legal defeasance option under this Section 8.2 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance option had not been exercised; and

(h) in the case of the covenant defeasance option, the Company has delivered to the Trustee either (i) a ruling received from the Internal Revenue Service to the effect that, or (ii) an Opinion of Counsel by recognized counsel who is not an employee of the Company stating that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its covenant defeasance option under this paragraph and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance option had not been exercised.

SECTION 8.3.	APPLICATION OF TRUST MONEY.

The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money, U.S. Government Obligations or Eligible Obligations deposited with it pursuant to Section 8.2. It shall apply the deposited money and the money from U.S. Government Obligations and Eligible Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, interest on and any Additional Amounts payable with respect to the Securities.

SECTION 8.4.	REPAYMENT TO COMPANY.

The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any money, U.S. Government Obligations or Eligible Obligations held by them in trust pursuant to Section 8.2 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect such defeasance, in accordance with the provisions of this Indenture.

The Trustee or the Paying Agent shall pay promptly to the Company upon written request any money held by them for the payment of principal, interest or Additional Amounts that remains unclaimed for two years after the date upon which such payment shall have become due, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law (except that with respect to any amounts then held by the Company in trust as its own Paying Agent no such request need be given and at such time the Company shall be discharged from its duties to hold such money in trust as Paying Agent). After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.5.	REINSTATEMENT OF COMPANY’S OBLIGATIONS.

If the Trustee or Paying Agent is unable to apply any money, U.S. Government Obligations or Eligible Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Government Obligations or Eligible Obligations in accordance with Section 8.2; provided, however, that if the Company has made any payment of interest on, Additional Amounts payable with respect to or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, U.S. Government Obligations or Eligible Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

SECTION 9.1.	WITHOUT CONSENT OF HOLDERS.

The Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto to amend this Indenture or the Securities with respect to a particular series without prior notice to or the consent of any Securityholder of such series:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to comply with Article V;

(3)	to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA as then in effect;

(4)	to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2) of the Internal Revenue Code;

(5)	to make any change that does not materially adversely affect the legal rights of any Securityholder under this Indenture as then in effect;

(6)	to secure the Securities and to make intercreditor arrangements with respect to any such security, unless the incurrence of such obligations or the security thereof is prohibited by this Indenture;

(7)	to evidence or to provide for a replacement Trustee under Section 7.8; or

(8)	to add to the covenants and agreements of the Company for the benefit of all of the Holders of all of the Securities with respect to a series (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) and to surrender any right or power herein reserved to the Company.

After an amendment under this Section becomes effective, the Company shall give to Securityholders a notice briefly describing the substance thereof in the manner as provided in Section 13.2. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of any supplemental indenture.

SECTION 9.2	WITH CONSENT OF HOLDERS.

The Company, when authorized by a Board Resolution, and the Trustee may enter into one or more supplemental indentures to amend this Indenture or the Securities with respect to a particular series with the written consent of the Holders of a majority of the principal amount of the then outstanding Securities of such series. The Holders of a majority in principal amount of the then outstanding Securities of a particular series may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such series without prior notice to any other Securityholder.

Notwithstanding the first paragraph of this Section 9.2, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:

(1)	reduce the amount of Securities whose Holders must consent to an amendment or waiver;

(2)	reduce the rate of or change the time for payment of interest or Additional Amounts, including default interest, on any Security;

(3)	reduce the principal of or change the Stated Maturity of any Security or alter the provisions with respect to redemption pursuant to Section 3.5;

(4)	make any Security payable in money other than that stated in the Security;

(5)	make any change in this paragraph of this Section 9.2;

(6)	make any change in this Indenture that adversely affects ranking of the Securities; or

(7)	make any change in Section 6.4 or 6.7.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver but it shall be sufficient if such consent approves the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has been included solely for the benefit of one or more series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Any amendment shall be effective upon certification to the Trustee by the Company or an agent of the Company that such amendment has been authorized by the Company and that the consent of the majority in principal amount of the Securities has been obtained unless such consents specify that they shall become effective at a later date, in which case such amendment shall become effective in accordance with the terms of such consent.

After an amendment or waiver under this Section becomes effective, the Company shall give to Securityholders a notice briefly describing the substance thereof in the manner as provided in Section 13.2. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of any supplemental indenture.

SECTION 9.3.	COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment to this Indenture or the Securities or waiver of the provisions hereof or thereof shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4.	REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the first sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

After an amendment or waiver becomes effective, it shall bind every Securityholder, subject to the fourth paragraph of Section 9.2 and unless it makes a change described in any of clauses (1) through (7) of Section 9.2. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or a portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 9.5.	NOTATION ON OR EXCHANGE OF SECURITIES.

If a supplemental indenture changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company shall so determine, the Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities of the same series that reflect the changed terms.

SECTION 9.6.	TRUSTEE TO SIGN AMENDMENTS.

Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of a supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Securityholders if such consent shall be required under Section 9.2, the Trustee shall sign any supplemental indenture authorized pursuant to this Article IX; provided that the Trustee shall not be obligated to sign any supplemental indenture that adversely affects the Trustee’s rights, duties, liabilities or immunities. In signing such supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE X

REPAYMENT AT THE OPTION OF HOLDERS

SECTION 10.1.	APPLICABILITY OF ARTICLE.

Securities of any series which are repayable at the option of the Holders thereof before their maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their maturity shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be canceled. Notwithstanding anything to the contrary contained in this Article X, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

ARTICLE XI

SINKING FUNDS

SECITON 11.1.	APPLICABILITY OF ARTICLE.

The provisions of this Article XI shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required by any form of Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is referred to in this Article XI as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 11.2.	SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series to be made pursuant to the terms of such Securities as provided for by the terms of such series (1) deliver outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such series of Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company request, and such cash payment shall be held by the Trustee or a Paying Agent for Securities of that series and applied to the next succeeding sinking fund payment; provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

SECTION 11.3.	REDEMPTION OF SECURITIES FOR SINKING FUND.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.4. Such notice having been duly given , the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.5 and 3.6.

ARTICLE XII

CONVERSION OF SECURITIES

SECTION 12.1.	APPLICABILITY OF ARTICLE.

The provisions of this Article XII shall be applicable to the Securities of any series which are convertible into Common Stock or, if so provided in a Board Resolution, Officers’ Certificate or executed supplemental indenture referred to in Section 2.1 by or pursuant to which the form and terms of the Securities of such series were established, cash in lieu thereof, as provided by the terms of the Securities of such series.

SECITON 12.2.	EXERCISE OF CONVERSION PRIVILEGE.

In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Conversion Agent at any time during usual business hours at its office or agency maintained for the purpose as provided in Section 4.2, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 in principal amount and, if such Security is surrendered for conversion during the period between the close of business on any record date for such Security and the opening of business on the related interest payment date and has not been called for redemption on a Redemption Date within such period (or on such interest payment date), accompanied also by payment of an amount equal to the interest payable on such interest payment date on the portion of the principal amount of the Security being surrendered for conversion. No interest shall be payable on any Security called for redemption which is converted between the record date and the opening of business of the next succeeding interest payment date. Such notice shall also state the name or names (and address) in which the certificate or certificates for shares of Common Stock shall be issued (or to whom payment in cash in lieu of Common Stock shall be made). Securities surrendered for conversion shall (if so required by the Company or the Conversion Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Conversion Agent duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Company shall, subject to the provisions of Section 12.7, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on conversion of such Security in accordance with the provisions of such Security and cash, as provided in Section 12.3, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion or, if so provided in a Board Resolution, Officers’ Certificate or executed supplemental indenture referred to in Section 2.1 by or pursuant to which the form and terms of the Securities of such Series were established, cash, in lieu of shares of Common Stock. Such conversion shall be at the Conversion Price in effect, and shall be deemed to have been effected, immediately prior to the close of business on the date (herein called the “Date of Conversion”) on which such notice in proper form shall have been received by the Conversion Agent and such Security shall have been surrendered as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable, if any, upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued, if any, as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice in proper form. In the case of conversion of a portion, but less than all, of a Security, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security. The right, if any, of a Holder of any Security to cause the Company to redeem, purchase or repay such Security shall terminate upon receipt by the Company of any notice of conversion of such Security.

SECTION 12.3.	FRACTIONAL INTERESTS.

No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this Section 12.3, be issuable on the conversion of any Security or Securities, the Company shall make payment in lieu thereof in cash equal to the value of such fraction computed on the basis of the Last Sale Price of one share of Common Stock on the most recent Trading Day prior to the Date of Conversion.

“Last Sale Price” on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or (ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market System or NASDAQ System or a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System or NASDAQ System on such Trading Day, then the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as determined by the Board of Directors. The term “Trading Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable above mentioned exchanges or markets.

SECTION 12.4.	ADJUSTMENT OF CONVERSION PRICE.

The “Conversion Price” for a Series of Securities shall be as set forth in a Board Resolution, Officers’ Certificate or executed supplemental indenture referred to in Section 2.1 by or pursuant to which the form and terms of the Securities of such Series were established, and shall be subject to adjustment from time to time as follows:

(a) In case the Company shall (1) pay a dividend or make a distribution in shares of Common Stock to holders of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Security been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (e) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If as a result of an adjustment made pursuant to this subsection (a), the Holder of any Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock (including shares of Common Stock and other capital stock) of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

(b) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock or Securities convertible into Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (d) below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

(1)	the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by

(2)	a fraction, of which (i) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock (or the aggregate conversion price of the convertible securities) so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price), and of which (ii) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock (or into which the convertible securities are convertible) which are so offered for subscription or purchase.

Such adjustment shall become effective immediately, except as provided in subsection (e) below, after the record date for the determination of holders entitled to receive such rights or warrants.

(c) In case the Company shall distribute to substantially all holders of Common Stock, evidences of indebtedness, equity securities (including equity interests in the Company’s Subsidiaries) other than common stock, or other assets (other than cash dividends paid out of surplus of the Company), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (b) above) then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (d) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (e) below, after the record date for the determination of stockholders entitled to receive such distribution.

(d) For the purpose of any computation under subsections (b) and (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question.

(e) In any case in which this Section 12.4 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and before such adjustment shall have become effective, (i) defer paying any cash payment pursuant to Section 12.3 or issuing to the Holder of such Security the number of shares of Common Stock and other capital stock of the Company issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment and (ii), not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 12.3 and issue to such Holder the additional shares of Common Stock and other capital stock of the Company issuable on such conversion.

(f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price; provided that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that adjustment shall be required and made in accordance with the provisions of this Article XII (other than this subsection (f)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Securities or Common Stock. All calculations under this Article XII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(g) Anything in this Section 12.4 to the contrary notwithstanding, no adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for rights to purchase Capital Stock pursuant to any future dividend or distribution which the Company determines to be comparable in purpose and in effect to the dividend and subsequent distribution of Rights contemplated by the Rights Agreement and no adjustment need be made for a change in the par value or no par value of the Common Stock.

(h) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each Conversion Agent an Officers’ Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Securities at his address as the same appears on either the registry books of the Company or in the filings described in Section 2.4. Anything in this Section 12.4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 12.4, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

SECTION 12.5.	CONTINUATION OF CONVERSION PRIVILEGE IN CASE OF MERGER, CONSOLIDATION OR SALE OF ASSETS.

If any of the following shall occur, namely: (a) any consolidation or merger of the Company as a result of which the holders of Common Stock shall be entitled to receive stock, other securities or other assets (including cash) with respect to or in exchange for Common Stock; or (b) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture (which shall conform to the TIA as in force at the date of the execution thereof) providing that the Holder of each convertible Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 12.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

Within 30 days after the execution of such supplemental indenture the Company shall give notice of the execution of such supplemental indenture, with respect to Registered Securities affected by such supplemental indenture, by mailing a notice of the execution of such supplemental indenture to each Holder of Registered Securities at such Holder’s address as it appears on the Securities register maintained by the Registrar and, with respect to Bearer Securities affected by such supplemental indenture, by publishing in an Authorized Newspaper notice of the execution of such supplemental indenture on two separate days.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Sections 7.1 and 7.2, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 12.6.	NOTICE OF CERTAIN EVENTS.

IF:

(a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock otherwise than in cash; or

(b) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

(c) the Company shall authorize any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

(d) there shall be authorized or ordered any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(e) such other event shall occur as may be specified in any Securities issued pursuant to this Indenture,

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 4.2, and shall, with respect to Registered Securities convertible into Common Stock, cause to be mailed to each Holder of such Registered Securities, at such Holder’s address as it shall appear on the Securities register maintained by the Registrar and, with respect to Bearer Securities convertible into Common Stock, cause to be published in an Authorized Newspaper on two separate days, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

SECTION 12.7.	TAXES ON CONVERSION.

The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted (or payment of cash in lieu thereof to a Person other than such Holder) and no such issue or delivery (or payment) shall be made unless and until the Person requesting such issue or delivery (or payment) has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

SECTION 12.8.	COMPANY TO PROVIDE STOCK.

The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of convertible Securities from time to time as such Securities are presented for conversion; provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchase shares of Common Stock which are held in the treasury of the Company.

If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided, however, that nothing in this Section 12.8 shall be deemed to affect in any way the obligations of the Company to convert Securities into Common Stock as provided in this Article XII.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

SECTION 12.9.	DISCLAIMER OF RESPONSIBILITY FOR CERTAIN MATTERS.

Neither the Trustee, the Conversion Agent nor any agent of either shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers’ Certificate referred to in Section 12.4(h), or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, the Conversion Agent nor any agent of either shall be accountable with respect to the validity of value (or the kind or amount) or any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee, the Conversion Agent nor any agent of either makes any representation with respect thereto. Neither the Trustee, the Conversion Agent nor any agent of either shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to Sections 7.1 and 7.2, to comply with any of the covenants of the Company contained in this Article XII.

SECTION 12.10.	RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF CONVERTED SECURITIES.

Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any Conversion Agent for the purpose of paying the principal of and interest, if any, on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article XII, shall after such conversion be repaid to the Company by the Trustee or such Conversion Agent.

SECTION 12.11.	RIGHTS ISSUED IN RESPECT OF COMMON STOCK ISSUED UPON CONVERSION.

Each share of Common Stock issued upon conversion of Securities pursuant to this Article XII shall be entitled to receive the appropriate number of preferred share purchase rights (the “Rights”), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement, dated as of June 11, 1986, as amended as of August 21, 1990, as further amended as of May 31, 1996, between the Company and Centerre Trust Company of St. Louis, as Rights Agent (the “Rights Agreement”), as in effect at the time of such conversion. Notwithstanding anything else to the contrary in this Article XII, there shall not be any adjustment to the conversion privilege or conversion rate as a result of (i) the distribution of separate certificates representing the Rights, (ii) the occurrence of certain events entitling holders of Rights to receive, upon exercise thereof, Common Stock of the Company or Capital Stock of another corporation or (iii) the exercise of such Rights in accordance with the Rights Agreement.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1.	TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control.

SECTION 13.2.	NOTICES.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or by registered or certified mail (postage prepaid, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Company:

Kellwood Company

600 Kellwood Parkway

St. Louis County, MO 63017

Attention: General Counsel

If to the Trustee:

The Chase Manhattan Bank

450 West 33rd Street - 15th Floor

New York, NY 10001

Attention: Corporate Trust Administration

The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Company shall be deemed to have been duly given or made at the time delivered by hand if personally delivered; five calendar days after mailing if sent by registered or certified mail; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication to the Trustee shall be deemed to have been duly given or made upon receipt.

Any notice or communication to a Holder of a Registered Security shall be mailed by first-class mail to such Securityholder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

Any notice to be given to a Holder of Bearer Securities shall be given by publication in an Authorized Newspaper on two separate days within the time prescribed.

SECTION 13.3.	COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.4.	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.5.	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each party making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such party, such party has made such examination or investigation as is necessary to enable such party to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such party, such condition or covenant has been complied with;

provided, however, that with respect to matters of law, an Officers’ Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous, and provided, further, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

SECTION 13.6.	RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.7.	LEGAL HOLIDAYS.

If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable on such payment date shall accrue for the intervening period.

SECTION 13.8.	NO RECOURSE AGAINST OTHERS.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of Securities.

SECTION 13.9.	GOVERNING LAW.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.10.	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.11	SUCCESSORS.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.	SEVERABILITY.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.13.	MULTIPLE ORIGINALS.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.14	TABLE OF CONTENTS; HEADINGS.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.15.	SECURITIES IN FOREIGN CURRENCIES.

Wherever this Indenture provides for any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same currency, or any distribution to Holders of Securities, in the absence of any provision to the contrary in the form of Security of any particular series, any amount in respect of any Security denominated in a currency other than United States dollars shall be treated for any such action, determination or distribution as that amount of United States dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Company may specify in a written notice to the Trustee, or in the absence of such notice, as the Trustee may determine.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be affixed hereto and attested, all as of the date first above written.

KELLWOOD COMPANY

By:	/s/ illegible
Name:
Title:

[Seal]

Attest:	/s/ illegible
Name:
Title:

THE CHASE MANHATTAN BANK

By:	/s/ illegible
Name:
Title:

[Seal]

Attest:	/s/ illegible
Name:
Title: